UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: October 16, 2013
(Date of earliest event reported)

PAYCHEX, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	0-11330	16-1124166
(State of or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

911 PANORAMA TRAIL SOUTH, ROCHESTER, NEW YORK	14625-2396
(Address of principal executive offices)	(Zip Code)
(585) 385-6666
(Registrant’s telephone number, including area code)
None
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

(a)	The Annual Meeting of Stockholders was held on October 16, 2013.

(b)
There were present at the meeting, either in person or by proxy, holders of 323,100,934 common shares. Stockholders elected the nine nominees, constituting our entire Board of Directors (the “Board”), to hold office until the next Annual Meeting of Stockholders in 2014; approved the advisory vote on named executive officer compensation; and ratified the selection of our independent registered public accounting firm.

Results of stockholder voting are as follows:

Election of Directors	For	Against	Abstain	Broker Non-Votes
B. Thomas Golisano	262,180,567	2,300,369	974,542	57,645,456
Joseph G. Doody	262,366,327	2,044,983	1,044,168	57,645,456
David J. S. Flaschen	252,126,759	12,279,137	1,049,582	57,645,456
Phillip Horsley	252,922,189	11,490,122	1,043,167	57,645,456
Grant M. Inman	251,832,960	12,581,741	1,040,777	57,645,456
Pamela A. Joseph	262,769,815	1,647,979	1,037,684	57,645,456
Martin Mucci	262,631,870	1,813,294	1,010,314	57,645,456
Joseph M. Tucci	249,963,890	14,445,817	1,045,771	57,645,456
Joseph M. Velli	253,301,651	11,107,687	1,046,140	57,645,456

	For	Against	Abstain	Broker Non-Votes
Advisory Vote To Approve Named Executive Officer Compensation	248,404,917	14,885,699	2,164,862	57,645,456

	For	Against	Abstain
Ratification of Selection of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm	321,037,546	812,712	1,250,676

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PAYCHEX, INC.

Date:	October 18, 2013	/s/ Martin Mucci
Martin Mucci
President and Chief Executive Officer

Date:	October 18, 2013	/s/ Efrain Rivera
Efrain Rivera
Senior Vice President, Chief Financial Officer, and Treasurer